UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2008

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 202, 103 Foulk Road, Wilmington, Delaware 19803

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(302) 656-1950

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers

On October 10, 2008, Ted Zampetis, President and Chief Executive Officer of Shiloh Industries, Inc. announced the appointment of two new executive officers. Effective on November 3, 2008, Robert Fairchild, 47, will assume the position of Vice President of Sales and Business Development. Effective on November 4, 2008, Kevin Bagby, 57, will assume the position of Vice President of Finance and Chief Financial Officer.

Mr. Bagby’s employment arrangement with the Company will provide for an initial annual salary of $300,000. Mr. Bagby will also be eligible for all of the benefits that are offered to the Company’s salaried staff, and will be eligible to participate in the Company’s 401(k) plan.

There are no arrangements or understandings with respect to Mr. Bagby’s appointment as Chief Financial Officer with any person other than an understanding between the Company and Mr. Bagby regarding his initial compensation/benefits. Mr. Bagby has no family relationship to any other executive officer or director of the Company. Additional information regarding Mr. Bagby’s background and business experience is included in a press release issued by the Company on October 10, 2008, a copy of which is filed with this Form 8-K as exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1        Press Release of Shiloh Industries, Inc. dated October 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2008	SHILOH INDUSTRIES, INC.

	By:	/s/ Thomas J. Stecz
	Name:	Thomas J. Stecz
	Title:	Corporate Controller